UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ANIKA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2007 Proxy
Table of Contents

ANIKA THERAPEUTICS, INC.
160 NEW BOSTON STREET
WOBURN, MASSACHUSETTS 01801

Notice of Annual Meeting of Stockholders to
be Held on Friday, June 1, 2007

The 2007 Annual Meeting of Stockholders of Anika Therapeutics, Inc., a Massachusetts corporation, will be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 on Friday, June 1, 2007, at 9:00 a.m. local time for the following purposes:

1.                To elect two (2) Class II directors, each to serve until the 2010 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2.                To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on April 20, 2007 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Regardless of the number of shares you own, your vote is important. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have delivered a signed proxy.

By Order of the Board of Directors,

Kevin W. Quinlan, Secretary

Woburn, Massachusetts
April 27, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

ANIKA THERAPEUTICS, INC.
160 NEW BOSTON STREET
WOBURN, MASSACHUSETTS 01801

Proxy Statement for
The Annual Meeting of Stockholders
To Be Held on Friday, June 1, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors,” or the “Board”) of Anika Therapeutics, Inc. (“Anika Therapeutics,” the “Company,” “we,” “us,” or “our”), a Massachusetts corporation, for use at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109 on Friday, June 1, 2007, at 9:00 a.m. local time and at any adjournment or postponement thereof. At the Annual Meeting, the stockholders will be asked to consider and vote upon the following matters:

1.                The election of two (2) Class II directors, each to serve until the 2010 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2.                Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy statement, the accompanying notice of Annual Meeting, the form of proxy and Anika Therapeutics’ Annual Report are first being sent to stockholders on or about April 25, 2007. Our Annual Report, however, is not a part of the proxy solicitation material. The Board of Directors has fixed the close of business on April 20, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record of our common stock, par value $.01 per share, at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 10,972,928 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock as of the close of business on the record date will be entitled to one vote per share.

All properly authorized proxies received and not revoked prior to or at the Annual Meeting will be voted in accordance with the stockholders’ instructions by the persons named as proxies. If no voting instructions are specified, properly executed proxies will be voted “FOR” the election of the nominees for director listed in this proxy statement. If other matters are presented, proxies will be voted in accordance with the discretion of the persons named as proxies. A stockholder may revoke a proxy at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of Anika Therapeutics or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies withholding authority or marked as abstaining from a particular matter will be treated as present for purposes of determining whether a quorum is present for the Annual Meeting, but will not be counted as voting on any proposal for which authority is withheld or an abstention is indicated. If your common stock is held by a broker, bank or other nominee (i.e., in “street name”) and you fail to give instructions as to how you want your shares voted (a “non-vote”), the broker, bank or other nominee may in certain circumstances, but is not required to, vote the shares in their own discretion; however, in certain circumstances a broker will not be permitted to vote such shares in its own discretion. Proxies returned by brokers as “non-votes” on behalf of shares held in street name will be counted only for the purpose of determining the presence or absence of a quorum for the transaction of business. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the proposal to approve the election of directors except to the extent that the failure to vote for an individual in the election of directors results in another individual receiving a larger percentage of votes.

The election of directors will be determined by a plurality of the votes cast if a quorum is present. In a plurality election, votes may only be cast in favor of or withheld from each proposal; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of “FOR” votes will be elected as directors.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term with one class of directors being elected by our stockholders at each annual meeting.

Drs. Bower and Davidson serve as Class I Directors with a term of office expiring at the 2009 Annual Meeting. Messrs. Land and Moran serve as Class II Directors with a term of office expiring at the 2007 Annual Meeting. Mr. Wheeler and Dr. Sherwood serve as Class III Directors with a term of office expiring at the 2008 Annual Meeting.

Messrs. Land and Moran are our Board of Directors’ nominees for election to the Board of Directors at the Annual Meeting. The Class II Directors will be elected to hold office until the 2010 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-laws of Anika Therapeutics, to elect Mr. Land and Mr. Moran as Class II Directors.

The election of a director requires the affirmative vote of a plurality of votes cast by the holders of common stock entitled to vote on the matter. In a plurality election, votes may only be cast in favor of or withheld from each proposal; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of “FOR” votes will be elected as directors.

If any of the Class II Directors becomes unavailable or declines to serve, the persons acting under the accompanying proxy may vote the proxy for the election of a substitute in their discretion. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors Recommends a Vote FOR each Director Nominee.

Information Regarding the Directors

The following table sets forth the name of each director, including the nominees for Class II Director, his age and the year in which he became a director of Anika Therapeutics.

Director Name	Age	Director Since	Term Expires
Class I Directors:
Joseph L. Bower	68	1993	2009
Eugene A. Davidson, Ph.D.	76	1993	2009
Class II Directors:
Raymond J. Land	62	2006	2007
John C. Moran.	54	2006	2007
Class III Directors:
Steven E. Wheeler	60	1993	2008
Charles H. Sherwood, Ph.D.	60	2002	2008

Dr. Bower joined the Board of Directors of Anika Therapeutics in February 1993 and has served as Lead Director since April 2005. He has held various positions at the Harvard Business School since 1963, where he was named Professor of Business Administration in 1972 and Donald Kirk David Professor of Business Administration in 1986. He has served as Chairman of the Doctoral Programs, Director of Research, Senior Associate Dean for External Relations, Chair of the General Management Area and is currently Chair of the General Manager Program. Dr. Bower received an A.B. from Harvard University and an M.B.A. and a D.B.A. from the Harvard Business School. He is a director of Brown Shoe Company, Inc., New America High Income Fund, Sonesta International Hotels Corporation, Loews Corporation and TH Lee Putnam EOP.

Dr. Davidson joined the Board of Directors of Anika Therapeutics in February 1993. He was the Chairman of the Department of Biochemistry and Molecular Biology at Georgetown University Medical School from April 1988 until June 30, 2003, and is currently a professor in that department. Prior to this position, he was the Chairman of the Department of Biological Chemistry at the Milton S. Hershey Medical Center of the Pennsylvania State University from October 1967 to April 1988. Dr. Davidson also served as Associate Dean for Education at the Milton S. Hershey Medical Center from November 1975 to January 1987. Dr. Davidson received a B.S. in Chemistry from the University of California, Los Angeles, and a Ph.D. in Biochemistry from Columbia University.

Mr. Land joined the Board of Directors of Anika Therapeutics in January 2006. Mr. Land is currently Executive Vice President and Chief Financial Officer of Medcenter Solutions, Inc., which he joined in 2006. Mr. Land has more than 30 years of experience in financial and general management positions. From 2005 until 2006, Mr. Land serviced as Senior Vice President and Chief Financial Officer of Orchid Cellmark Inc. From 1997 until 2005, Mr. Land served as Chief Financial Officer of NASDAQ-traded Genecor International, Inc., a diversified biotechnology company focusing on bioproducts and healthcare. Mr. Land also served as Senior Vice President and Chief Financial Officer for Genecor from 1997 until its acquisition by the global company Danisco was completed in April 2005. From 1991 to 1996, he served as Senior Vice President and Chief Financial Officer for publicly traded West Pharmaceutical Services, Inc. Previously, Mr. Land was with Campbell Soup Company, Inc. where for nine years he held increasingly senior financial positions and also served as General Manager of a frozen food division. Prior to joining Campbell Soup, he was with Coopers and Lybrand for nine years. Mr. Land is a Certified Public Accountant and has a degree in accounting and finance from Temple University.

Mr. Moran joined the Board of Directors of Anika Therapeutics in December 2006. Mr. Moran formerly served as the First President of Synthes Spine, a division of Synthes (USA), the leading skeletal fixation company in the world. Synthes Spine designs, manufactures and distributes implants and instruments for spinal disorders. Since leaving Synthes in 1997, Mr. Moran has been a private investor in a number of companies, mostly in the medical device field. Mr. Moran is a graduate of the University of Notre Dame, and holds a master’s degree in business administration from Harvard Business School.

Mr. Wheeler joined the Board of Directors of Anika Therapeutics in February 1993. He is currently the President of Wheeler & Co., LLC, a private investment firm. He is also currently a director of Bariston Partners, LLC, a private equity investment firm, PingTone, Inc., and The 81 Beacon Street Corporation. Between 1993 and February 1996, he was Managing Director and a director of Copley Real Estate Advisors and President, Chief Executive Officer and a director of Copley Properties, Inc., a publicly traded real estate investment trust. He was the Chairman and Chief Executive Officer of Hancock Realty Investors, which manages an equity real estate portfolio, from 1991 to February 1993. Prior to this position, he was an Executive Vice President of Bank of New England Corporation from 1990 to 1991. Mr. Wheeler received a B.S. in Engineering from the University of Virginia, an M.S. in Nuclear Engineering from the University of Michigan and an M.B.A. from the Harvard Business School.

Dr. Sherwood was appointed Chief Executive Officer of Anika Therapeutics in March 2002. Dr. Sherwood has served as President since June 2001. Dr. Sherwood previously served as Anika Therapeutics’ Chief Operating Officer beginning in June 2001, Vice President of Research and Development beginning in April 2000 and Vice President of Process Development and Engineering beginning in April 1998. He served as a consultant to Anika Therapeutics from January 1998 to April 1998. From 1995 to 1997, he was Senior Director of Medical Device Research and Development for Chiron Vision. In April 1995 Chiron Vision acquired IOLAB Corporation, a division of Johnson & Johnson where he had been Executive Director of Research and Development from 1993 to 1995, Director of Materials Characterization from 1989 to 1993 and Manager/Section Head from 1982 to 1989. Dr. Sherwood was also a part-time faculty member in the Department of Chemistry at the California State Polytechnic University, Pomona, California from 1984 to 1987. Dr. Sherwood received a B.S. in Chemical Engineering from Cornell University, and a M.S. and Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst. Dr. Sherwood also received a Certificate in Management from Claremont Graduate School.

Corporate Governance, Board Matters and Committees

The Board of Directors has determined that each of its incumbent members, except for Dr. Sherwood, is “independent” within the meaning of director independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”), NASDAQ listing standards and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors based these determinations primarily on a review of the responses of each director to questions regarding employment and compensation history, affiliations and family and other relationships and on other relevant discussions with the directors.

Independent directors meet periodically in executive sessions without management participation. The executive sessions generally occur in connection with regularly scheduled meetings of the Board of Directors, committees of the Board of Directors and at other times the independent directors deem appropriate. The executive sessions are chaired either by the Lead Director or by the chair of the Board committee having jurisdiction over the particular subject matter to be discussed at the particular meeting or portion of a meeting.

Effective April 11, 2005, the Board of Directors designated Dr. Bower as Lead Director until his resignation or election of a successor. The Lead Director’s responsibilities are to convene and chair meetings of the Board of Directors, convene and chair executive sessions of the independent directors, provide feedback to the Chief Executive Officer on executive sessions, collaborate with the Chief

Executive Officer in setting meeting agendas, and facilitate discussion among the independent directors outside of meetings of the Board. The Lead Director receives an annual retainer of $10,000 (in addition to other director compensation) for service as the Lead Director.

Anika Therapeutics’ Board of Directors met seven times during 2006. No director attended less than 75% of the aggregate of: (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which such director served. Our Annual Meeting of Stockholders is generally held to coincide with one of the Board’s regularly scheduled meetings. Directors are strongly encouraged to attend the Annual Meeting. Each of the then current directors attended the 2006 Annual Meeting of Stockholders.

The Board of Directors currently has three standing committees:

•       an Audit Committee;

•       a Compensation Committee; and

•       a Nominating Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating Committee. The Audit Committee has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. You can find links to these materials in the corporate governance section of our website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee.   The current members of the Audit Committee are Mr. Land, as Chairperson, Dr. Bower and Mr. Wheeler. In January 2006, Samuel F. McKay resigned from the Board of Directors, and Mr. Land filled the vacancy on the Audit Committee. Messrs. Land and Wheeler and Dr. Bower served on the Audit Committee throughout 2006. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and has the requisite financial sophistication  required by the NASD audit committee requirements. In addition, the Board of Directors has determined that Mr. Land qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Land’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Land any duties, obligations or liability that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are, among other things, to (1) oversee the accounting and financial reporting processes of Anika Therapeutics and the audits of its financial statements, (2) take or recommend that the Board of Directors take appropriate action to oversee the qualifications, independence and performance of Anika Therapeutics’ independent registered public accounting firm and (3) prepare an Audit Committee report as required by the SEC to be included in Anika Therapeutics’ annual proxy statement. The Audit Committee has direct authority to appoint, retain, oversee and, when appropriate, terminate Anika Therapeutics’ independent registered public accounting firm. The Audit Committee also has the responsibility to confer with the independent registered public accounting firm regarding the scope, method and result of the audit of our books and records and to report the same to the Board of Directors and to establish and monitor a policy relative to non-audit services provided by the independent registered public accounting firm in order to ensure their independence.

The Audit Committee operates under a written charter adopted by the Board of Directors, which was revised effective March 2004. The charter may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Audit Committee holds separate sessions of its meetings, outside the presence of management, with Anika Therapeutics’ independent auditors in conjunction with each regularly scheduled Audit Committee meeting that the independent auditors participate in. The Audit Committee met five times during 2006.

Compensation Committee.   The current members of the Compensation Committee are Dr. Bower, as Chairperson, Dr. Davidson and Mr. Wheeler, each of whom is independent for purposes of NASDAQ listing standards and the SEC. Mr. Wheeler and Drs. Bower and Davidson served on the Compensation Committee throughout 2006. The Compensation Committee, among other things, exercises on behalf of the Board of Directors all of the Board’s responsibilities relating to the development and implementation of Anika Therapeutics’ compensation programs which provide incentives that further Anika Therapeutics’ long-term strategic plan with the goal of enhancing enduring stockholder value, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of Anika Therapeutics’ Chief Executive Officer and evaluating his or her performance in light of those goals, (2) determining, with the advice and assistance of the Chief Executive Officer, the compensation of Anika Therapeutics’ officers other than the Chief Executive Officer, (3) overseeing Anika Therapeutics’ overall compensation programs, including granting awards under Anika Therapeutics’ 2003 Stock Option and Incentive Plan (the “2003 Plan”) and (4) preparing a report on executive compensation to be included in Anika Therapeutics’ annual proxy statement. The Board of Directors has approved a written charter for the Compensation Committee, the text of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Compensation Committee met four times during 2006.

Nominating Committee.   The current members of the Nominating Committee are Mr. Wheeler, as Chairperson, Drs. Bower and Davidson, and Mr. Land, each of whom is independent for purposes of NASDAQ listing standards and the SEC. In January 2006, Samuel F. McKay resigned from the Board of Directors and Mr. Land filled the vacancy on the Nominating Committee. Messrs. Wheeler and Land, and Drs. Bower and Davidson served on the Nominating Committee throughout 2006. The Nominating Committee is primarily responsible for (1) recommending to the Board of Directors the criteria for Board and committee membership and (2) identifying, evaluating and recommending nominees to stand for election as directors at each Annual Meeting of Stockholders, including incumbent directors and candidates recommended by stockholders. In addition, the Nominating Committee is responsible for annually reviewing and recommending to the Board of Directors compensation for non-employee directors. The Board of Directors has approved a written charter for the Nominating Committee, the text of which may be viewed in the corporate governance section of Anika Therapeutics’ website at http://www.anikatherapeutics.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Nominating Committee met once during 2006.

When considering candidates for director, the Nominating Committee takes into account a number of factors, including the following minimum qualifications: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders. In addition, the Nominating Committee will take into consideration such other factors as it deems appropriate, including any direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which Anika Therapeutics operates and whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Nominating Committee may also consider, among other things, the skills of the candidate, his or her availability, depth and breadth of experience or other background characteristics, and his or her independence. Depending upon the current needs of the Board, these and other factors may be weighed more or less heavily by the Nominating Committee.

The Nominating Committee will consider written recommendations from stockholders of Anika Therapeutics regarding potential candidates for election as directors. The Nominating Committee will review and evaluate the qualifications of director nominee candidates who have been recommended by stockholders in compliance with procedures established from time to time by the Nominating Committee and conduct such inquiries as it deems appropriate. The Nominating Committee will consider for nomination any proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualification and other criteria for Board membership described above or otherwise approved by the Board from time to time.

Stockholders wishing to suggest a candidate for director should write to the Nominating Committee c/o Chief Financial Officer at Anika Therapeutics, Inc., 160 New Boston Street, Woburn, Massachusetts 01801 and include:

•       The name and address of record of the stockholder;

•       A representation that the stockholder is a record holder of Anika Therapeutics’ common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with SEC Rule 14a-8(b)(2) of the Exchange Act;

•       The name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•       A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time;

•       A description of all arrangements or understandings between the stockholder and the proposed director candidate;

•       The written consent of the proposed director candidate (1) to be named in the proxy statement relating to Anika Therapeutics’ Annual Meeting of Stockholders, (2) to have all required information regarding such candidate included in the proxy statement relating to Anika Therapeutics’ Annual Meeting of Stockholders filed pursuant to the rules of the SEC and (3) to serve as a director if elected at such annual meeting; and

•       Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

The Nominating Committee may solicit recommendations for candidates for directors from non-management directors, the Chief Executive Officer, other executive officers, third-party search firms and such other sources as it deems appropriate, including stockholders. The Nominating Committee will review and evaluate the qualifications of all such proposed candidates in the same manner and without regard to the source of the recommendation.

Communications with the Board of Directors

If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to the Board of Directors, or such individual director(s) c/o Chief Financial Officer, Anika Therapeutics, Inc., 160 New Boston Street, Woburn, Massachusetts 01801.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Chief Financial Officer will be forwarded by the Chief Financial Officer (or the person serving the function of Chief Financial Officer) promptly to the appropriate addressee(s).

Code of Business Conduct

It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our board of directors has adopted the Anika Therapeutics, Inc. Code of Business Conduct and Ethics in order to clarify, disseminate and enforce this policy. The Code applies to all of our officers, directors and employees worldwide, including our Chief Executive Officer and Chief Financial Officer. The Code can be viewed on the investor relations section of our website, www.anikatherapeutics.com, under “corporate governance.” Please note that the information contained on the website is not incorporated by reference in, or considered to be part of, this proxy statement.

Transactions with Related Persons

It is our policy that all employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Anika Therapeutics’ business interest. This policy is included in our Code of Business Conduct and Ethics. All directors and officers of  Anika Therapeutics’ complete a directors and officers questionnaire at the beginning of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve all related party transactions, as defined in Item 404 of Regulation S-K. Our Audit Committee’s procedures for reviewing related party transactions are not in writing.

In fiscal 2006, there were no related party transactions.

EXECUTIVE OFFICERS

The Board of Directors elects our executive officers annually at a regular meeting held immediately following the Annual Meeting of Stockholders. Such executive officers hold office until the next annual meeting unless they sooner resign or are removed from office. There are no family relationships between any of our directors or executive officers.

The following table lists the current executive officers of Anika Therapeutics and certain information concerning the executive officers of Anika Therapeutics who are not also directors. It is anticipated that each of these officers will be re-appointed by the Board of Directors following the Annual Meeting:

Name	Age	Position
Charles H. Sherwood, Ph.D.	60	President and Chief Executive Officer
Frank J. Luppino	38	Vice President of Operations
William J. Mrachek	63	Vice President of Human Resources
Kevin W. Quinlan	57	Chief Financial Officer, Treasurer and Secretary

Mr. Luppino was appointed Vice President of Operations of Anika Therapeutics in June 2003. Mr. Luppino was previously Executive Director of Operations at Anika Therapeutics. Prior to joining Anika Therapeutics in 1998, Mr. Luppino was Regional Manager for AAC Consulting Group, a firm serving the pharmaceutical and medical device industries. From 1992 to 1998, he was Regional Manager for Raytheon Engineers and Constructors, where he executed design, start-up and validation projects for clients in the pharmaceutical and biotechnology industries. Prior to that, Mr. Luppino was a Project Engineer with Black and Veatch, an architectural and engineering design firm. Mr. Luppino holds a bachelor’s degree in chemical engineering from Lehigh University.

Mr. Mrachek joined Anika in 2001 and in 2003 became the Executive Director of Human Resources. Previously, he served as the Vice President of Human Resources for iQ NetSolutions, a start-up engaged in the proprietary Enterprise telephony solutions converging both voice and data. From 1994 to 2000, Mr. Mrachek was Director of Human Resources for Programart Corp in Cambridge, MA, a private software company developing application performance management products for the mainframe market. Previously, Mr. Mrachek served as Vice President of Human Resources for SofTech, Inc., a public company located in Waltham, MA, engaged in selling software development and engineering services primarily for the Federal government as well as the product reselling of computers, network equipment, and packaged software. Mr. Mrachek holds his Bachelor of Arts degree from Colorado College, his MBA from the University of Denver, and his JD from the University of Colorado School of Law. He serves on the Board of Directors for the Faulkner Hospital in Boston.

Mr. Quinlan was appointed Chief Financial Officer, Treasurer and Secretary of Anika Therapeutics in July 2005. Previously, Mr. Quinlan was President of BBI Diagnostics, a division of SeraCare, which was acquired in 2004 from Boston Biomedica, Inc (“BBI”). From 1999 to 2004, he served as President and Chief Operating Officer of BBI, then a publicly traded manufacturer of quality control products used to monitor infectious disease testing, and had operational and financial responsibility for BBI’s five business units. Mr. Quinlan previously served as Chief Financial Officer of BBI from 1993 to 2003. As Chief Financial Officer, he was responsible for finance, IT, treasury, human resources and investor relations. From 1990 to 1993, Mr. Quinlan was Chief Financial Officer of Parctec, Inc (a subsidiary of Kleinwort Benson Group). Between 1981 to 1990, Mr. Quinlan was Vice President, Assistant Treasurer and Corporate Controller of American Finance Group. From 1975 to 1981, Mr. Quinlan was an auditor/senior auditor/audit supervisor at Coopers & Lybrand. Mr. Quinlan is a Certified Public Accountant and has a B.S. degree from the University of New Hampshire and a M.S. degree from Northeastern University.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth the beneficial ownership of our common stock as of March 31, 2007, by:

•       each director;

•       each of the Named Executive Officers named in the Summary Compensation Table set forth under the caption “Executive Compensation;”

•       each other person which is known by us to beneficially own 5% or more of our common stock; and

•       all current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock Outstanding(2)
Joseph L. Bower	109,431	(3)	*%
Eugene A. Davidson, Ph.D.	67,165	(4)	*
Raymond J. Land	4,435	(5)	*
John C. Moran	1,540	(6)	*
Steven E. Wheeler	68,511	(3)	*
Charles H. Sherwood, Ph.D.	484,750	(7)	4.25%
Frank Luppino	105,750	(8)	*
Kevin Quinlan	20,375	(9)	*
All current directors and current executive officers as a group (9 persons)	888,857	(10)	7.60%
Other Principal Stockholders:
Royce & Associates, LLC 1414 Avenue of Americas New York, NY 10019	1,340,395	(11)	12.24%
Herbert H. Hastings and Euretta L. Hastings c/o Morrison & Foerster LLP 19900 MacArthur Blvd., 12th Floor Irvine, CA 92612-2445	825,000	(12)	7.53%
Ashford Capital Management, Inc. P.O. Box 4172 Wilmington, DE 19807	776,311	(13)	7.09%

                 * Indicates less than 1%.

       (1) The number of shares deemed beneficially owned includes shares of common stock beneficially owned as of March 31, 2007. The inclusion of any shares of stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Any reference below to shares subject to outstanding stock options and stock appreciation rights held by the person in question refers to stock options and stock appreciation rights that are exercisable within 60 days after April 20, 2007.

       (2) The number of shares deemed outstanding includes 10,950,728 shares of common stock outstanding as of March 31, 2007, plus any shares subject to outstanding stock options and stock appreciation rights that were exercisable within 60 days of April 20, 2007, held by the person or persons in question.

       (3) This amount includes 50,511 shares subject to stock options and stock appreciation rights that are exercisable on or before June 19, 2007.

       (4) This amount includes (i) 37,165 shares subject to stock options and stock appreciation rights that are exercisable on or before June 19, 2007 and (ii) 1,400 shares owned by Dr. Davidson’s spouse, with respect to which Dr. Davidson disclaims beneficial ownership.

       (5) This amount represents 4,435 shares subject to stock appreciation rights that are exercisable on or before June 19, 2007.

       (6) This amount includes 1,540 shares subject to stock appreciation rights that are exercisable on or before June 19, 2007.

       (7) This amount includes 444,750 shares subject to stock options and stock appreciation rights that are exercisable on or before June 19, 2007.

       (8) This amount represents 105,750 shares subject to stock options and stock appreciation rights that are exercisable on or before June 19, 2007.

       (9) This amount represents 20,375 shares subject to stock options and stock appreciation rights that are exercisable on or before June 19, 2007.

(10) This amount includes 741,937 shares in the aggregate subject to stock options and stock appreciation rights that are exercisable on or before June 19, 2007.

(11) Such information is provided based upon information contained in the Schedule 13G filed by Royce & Associates, LLC with the SEC on January 17, 2007 for calendar year 2006.

(12) Such information is provided based upon information contained in the Schedule 13G/A filed by Mr. and Mrs. Hastings with the SEC on January 24, 2007 for calendar year 2006.

(13) Such information is provided based upon information contained in the Schedule 13G filed by Ashford Capital Management, Inc. with the SEC on February 13, 2007 for calendar year 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

The Exchange Act requires that Anika Therapeutics’ officers, directors and persons who own more than 10% of Anika Therapeutics’ common stock file initial reports of ownership and reports of changes in ownership with the SEC and NASDAQ. Officers, directors and persons who beneficially own more than 10% of Anika Therapeutics’ common stock are also required to furnish us with a copy of all forms they file pursuant to Section 16(a) of the Exchange Act. To Anika Therapeutics’ knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(e) of the Exchange Act for the year ended December 31, 2006, no officer, director or person who owns more than 10% of Anika Therapeutics’ outstanding shares of common stock failed to file such reports on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes and analyzes the material elements of 2006 compensation for the Anika Therapeutics executive officers identified in the Summary Compensation Table hereunder. We refer to these individuals as the named executive officers, or “NEOs.”  The Compensation Committee of the Board of Directors oversees all decisions regarding the compensation of the NEOs, including base salary, annual bonuses, equity incentives, perquisites, and other agreements and arrangements.

Philosophy and Process

The overall objective of Anika Therapeutics’ executive compensation policy is to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for the benefit of Anika Therapeutics and its shareholders. The Compensation Committee approves Anika Therapeutics’ compensation policies and oversees Anika Therapeutics’ overall compensation program. The Committee believes that to accomplish these objectives the compensation packages should provide executive officers with market competitive base salaries and the opportunity to earn additional compensation based upon Anika Therapeutics’ achievement of objectives, financial performance, and the performance of Anika Therapeutics’ common stock. In considering compensation for Anika Therapeutics’ executive officers, the Compensation Committee relies primarily on the Company’s financial performance, an assessment of the individual’s performance and contribution to Anika Therapeutics and the achievement of corporate objectives, in addition to quantitative factors such as compensation trends generally. In this regard the Compensation Committee reviews surveys of executive compensation and information concerning compensation at similarly situated companies.

Components of Compensation

The principal components of Anika Therapeutics’ compensation policy for its executive officers are base salary, cash bonuses, and equity based grants. Decisions regarding each component are made independent of any other component.

The primary component of compensation for Anika Therapeutics’ executive officers is base salary. Base salary levels for Anika Therapeutics’ executive officers are determined based upon an evaluation of a number of factors, including the individual’s level of responsibility, experience, performance and competitive market practices as determined by Anika Therapeutics’ analysis of management compensation surveys, and a review of other published data relating to executive compensation.

The second principal component of Anika Therapeutics’ compensation policy for executive officers consists of discretionary cash bonuses. The Compensation Committee considers the achievement of financial objectives, organizational development, business and technical development, and contribution to corporate objectives in its discretion to determine the amounts and timing of the bonuses. Historically, cash bonuses for the most recently completed fiscal year are awarded contemporaneously with annual compensation reviews for the new fiscal year. Bonuses are prorated in the year of hire. The Compensation Committee also grants cash bonuses for executive retention purposes, taking into account, among other things, general industry practices, as well as special performance bonuses in exceptional circumstances. For 2006, the Compensation Committee utilized the services of Mellon Human Resources & Investor Solutions to assist in determining cash bonuses.

The third principal component of Anika Therapeutics’ compensation policy for executive officers consists of grants under the 2003 Stock Option and Incentive Plan. Under this plan executive officers may be granted stock options or other forms of equity security such as stock appreciation rights or restricted stock. This element of Anika Therapeutics’ compensation policy provides the opportunity for Anika Therapeutics’ executive officers to be compensated based upon increases in the market price of Anika Therapeutics’ common stock. For the 2006 grants, the Compensation Committee utilized the services of Mellon Human Resources & Investor Solutions to assist in determining long term incentives. The Compensation Committee has delegated to the CEO the ability to make grants to non-officer employees under the 2003 Stock Option and Incentive Plan up to an annual maximum of 10,000 shares per individual and 50,000 shares per year in the aggregate, and provided any such grants comply with all existing plan and statutory requirements.

Compensation of Chief Executive Officer.   In 2006, Dr. Sherwood’s annual salary was $375,000 and effective January 1, 2007, Dr. Sherwood’s annual salary was increased to $412,000. In determining the compensation for Dr. Sherwood in 2006, the Compensation Committee evaluated the achievement of corporate, individual and organizational objectives by Anika Therapeutics in 2005. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Executive Officers in comparably-sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies. The Compensation Committee also factored into its evaluation the aggregate value of all compensation received by the Chief Executive Officer, including the total beneficial ownership of Anika Therapeutics represented by the Chief Executive Officer’s “in-the-money” stock options as compared to the holdings of other comparably situated Chief Executive Officers.

In January 2006, Dr. Sherwood was awarded stock appreciation rights to acquire up to 49,000 shares of common stock at an exercise price of $10.51 per share (in connection with the annual compensation review for fiscal 2006),  vesting in four equal annual installments. In December 2006, Dr. Sherwood was awarded stock appreciation rights  to acquire up to 49,000 shares of common stock at an exercise price of $10.36 per share (in connection with the annual compensation review for fiscal 2007),  vesting in four equal annual installments.

In recognition of the achievement of the corporate, individual and organizational objectives of Anika Therapeutics for the 2006 fiscal year, in January 2007 the Compensation Committee awarded Dr. Sherwood a cash bonus of $150,000.

Compensation of Chief Financial Officer.   In 2006, Mr. Quinlan’s annual salary was $224,000 and effective January 1, 2007, Mr. Quinlan’s annual salary was increased to $232,000. In determining the compensation for Mr. Quinlan in 2006, the Compensation Committee evaluated the achievement of corporate, individual and organizational objectives by Anika Therapeutics in 2005. In addition, the Compensation Committee took into account information regarding the compensation paid to other Chief Financial Officers in comparably-sized, publicly traded companies in the pharmaceutical and medical devices industry and the relative performance of such companies.

In January 2006, Mr. Quinlan was awarded stock appreciation rights to acquire up to 6,500 shares of common stock at an exercise price of $10.51 per share (in connection with the annual compensation review for fiscal 2006),  vesting in four equal annual installments. In December 2006, Mr. Quinlan was awarded stock appreciation rights  to acquire up to 13,000 shares of common stock at an exercise price of $10.36 per share (in connection with the annual compensation review for fiscal 2007),  vesting in four equal annual installments. In recognition of the achievement of the corporate, individual and organizational objectives of Anika Therapeutics for the 2006 fiscal year, in January 2007 the Compensation Committee awarded Mr. Quinlan a cash bonus of $42,013.

Compensation of Vice President of Operations.   In 2006, Mr. Luppino’s annual salary was $203,000 and effective January 1, 2007, Mr. Luppino’s annual salary was increased to $210,000. In determining the compensation for Mr. Luppino in 2006, the Compensation Committee evaluated the achievement of corporate, individual and organizational objectives by Anika Therapeutics in 2005.

In January 2006, Mr. Luppino was awarded stock appreciation rights to acquire up to 13,000 shares of common stock at an exercise price of $10.51 per share (in connection with the annual compensation review for fiscal 2006),  vesting in four equal annual installments. In December 2006, Mr. Luppino was awarded stock appreciation rights  to acquire up to 13,000 shares of common stock at an exercise price of $10.36 per share (in connection with the annual compensation review for fiscal 2007),  vesting in four equal annual installments. In recognition of the achievement of the corporate, individual and organizational objectives of Anika Therapeutics for the 2006 fiscal year, in January 2007 the Compensation Committee awarded Mr. Luppino a cash bonus of $38,168.

Deductibility of Executive Compensation.   The Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to Anika Therapeutics’ Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Anika Therapeutics may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering Anika Therapeutics’ current compensation plans and policy, Anika Therapeutics and the Compensation Committee believe that, for the near future, there is little risk that Anika Therapeutics will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, Anika Therapeutics’ compensation plans and policies may be modified to maximize deductibility if Anika Therapeutics and the Compensation Committee determine that such action is in the best interests of Anika Therapeutics.

Agreements with Named Executive Officers

Dr. Sherwood has an at-will employment relationship with Anika Therapeutics, the terms of which are evidenced by an offer letter which was countersigned by Dr. Sherwood at the commencement of his employment on April 20, 1998. Under the offer letter, Dr. Sherwood was awarded, in addition to his respective salary, a grant of stock options for 75,000 shares of common stock vesting in equal installments over four years, plus bonuses and benefits. If Anika Therapeutics terminates Dr. Sherwood’s employment without cause, the offer letter entitles him to severance in the amount of six months current base salary and six months medical benefits. In the event of a “hostile” change of control (as defined in the offer letter) and Dr. Sherwood either is not offered employment with the new company or resigns from employment with the new company that is not comparable employment, he will be entitled to the same benefits as if he had been terminated by Anika Therapeutics without cause. Messrs. Luppino and Quinlan also have at-will employment relationships with Anika Therapeutics and entered into similar offer letters at the commencement of their employment. If Anika Therapeutics terminates Mr. Quinlan’s employment without cause, his offer letter entitles him to severance in the amount of six months current base salary and six months medical benefits.

Dr. Sherwood is also party to a change in control, bonus and severance agreement dated July 8, 2002, Mr. Luppino is party to a change in control agreement dated June 9, 2003, and Mr. Quinlan is a party to a change in control agreement dated July 11, 2005. Under the change in control agreements, upon the effective date of a change in control, Dr. Sherwood is entitled to a lump-sum payment equal to 100% of his annual salary and Messrs. Quinlan and Luppino are each entitled to a lump-sum payment equal to 50% of their annual salary. These change in control agreements also provide Dr. Sherwood and Messrs. Quinlan and Luppino the right to receive payment of an additional lump-sum equal to 100% of annual salary and 12 months of benefits payments in the event that  their  employment is terminated within 12 months after a change in control and that termination is ( i ) by  Anika Therapeutics  and without cause (as defined in the applicable agreement), or ( ii ) by the  executive  for good reason (as defined in the applicable agreement). See the table hereunder entitled “Potential Payments upon Termination or Change in Control”.

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and accidental death and dismemberment insurance, short- and long-term disability coverage and our 401(k) plan, in each case on the same basis as other employees. We provide a matching contribution under our 401(k) plan. None of our  NEOs  participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by  Anika Therapeutics, nor are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

2003 Stock Option and Incentive Plan

In 2003, Anika Therapeutics adopted the 2003 Stock Option and Incentive Plan (the “2003 Plan”) to provide incentives to officers, employees, non-employee directors and other key persons. The 2003 Plan is administered by the Compensation Committee of the Board of Directors, which, in its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock, restricted stock, unrestricted stock, performance shares and dividend equivalent rights. The 2003 Plan provides that in the event of a “change of control” as defined in the 2003 Plan, generally all stock options and stock appreciation rights will automatically become fully exercisable and that the restrictions and conditions on all awards of restricted stock, deferred stock awards and performance share awards will automatically be deemed waived. At December 31, 2006, a total of 1,547,412 options and shares were outstanding under the plan at a weighted average price of $6.39, and the total number of remaining options and shares of common stock available for future grants was 572,365. See section entitled “Option Grants in Last Fiscal Year” for information regarding grants in 2006 to NEOs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Anika Therapeutics, Inc. (“Compensation Committee”) has reviewed and discussed with the Company’s management the section entitled “Compensation Discussion and Analysis” contained in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our 2007 proxy statement for the 2007 Annual Meeting of Stockholders. This report is submitted by the following independent directors who comprise the committee:

Joseph L. Bower	Eugene A. Davidson	Steven E. Wheeler

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the compensation information in respect of NEOs for the fiscal year ended December 31, 2006.  NEOs include individuals who have served as Anika Therapeutics’ Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2006. There was only one other qualifying executive officer in 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)(4)		Total ($)
Charles H. Sherwood	2006	$375,000	$150,000	$—	$316,002	—	—	$24,179	(5)	$927,681
President and Chief Executive Officer
Frank Luppino	2006	$203,000	$38,168	$—	$147,562	—	—	$10,596		$406,721
Vice President of Operations
Kevin W. Quinlan	2006	$224,000	$42,013	$—	$125,903	—	—	$13,104		$390,577
Chief Financial Officer

(1)             Represents a discretionary bonus received in 2007 for 2006 services.

(2)             No stock awards were granted to the NEOs in the fiscal year ended December 31, 2006.

(3)             Amounts represent the expense recognized in accordance with FAS 123(R) in the financial statements for the year ended December 31, 2006 for outstanding equity awards granted to each NEO in 2006 and prior years. For awards granted in 2006, see table entitled “Option Grants in Last Fiscal Year” hereunder.

(4)             Unless otherwise noted, these amounts constitute group term life insurance premiums and matching contributions to Anika Therapeutics’ Employee Savings and Retirement Plan (401(k) plan).

(5)             Such amount includes reimbursement of life insurance premium of $11,115.

Option Grants in Last Fiscal Year

The following table sets forth each grant of equity awards made to the NEOs during the year ended December 31, 2006. All such awards were stock appreciation rights, and vest over a four year period commencing on the first anniversary of the grant date:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Options Awards: Number of Securities Underlying	Exercise or Base Price of Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #	or Units (#)	Option (#)	Awards ($/Sh)
Charles H. Sherwood	1/26/2006	—	—	—	—	—	—	—	49,000	10.51
	12/14/2006	—	—	—	—	—	—	—	49,000	12.36
Frank Luppino	1/26/2006	—	—	—	—	—	—	—	13,000	10.51
	12/14/2006	—	—	—	—	—	—	—	13,000	12.36
Kevin W. Quinlan	1/26/2006	—	—	—	—	—	—	—	6,500	10.51
	12/14/2006	—	—	—	—	—	—	—	13,000	12.36

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Charles H. Sherwood	—	49,000	—	12.36	12/14/2016	—	—	—	—
	—	49,000	—	10.51	1/26/2016	—	—	—	—
	12,500	37,500	—	8.71	2/10/2015	—	—	—	—
	75,000	25,000	—	9.22	12/18/2013	—	—	—	—
	60,000	20,000	—	1.05	1/13/2013	—	—	—	—
	75,000	—	—	1.16	4/11/2012	—	—	—	—
	25,000	—	—	1.05	3/21/2012	—	—	—	—
	150,000	—	—	1.17	4/26/2011	—	—	—	—
	30,000	—	—	7.63	5/1/2010	—	—	—	—
	25,000	—	—	6.94	1/11/2010	—	—	—	—
	50,000	—	—	5.25	4/20/2008	—	—	—	—
	25,000	—	—	5.25	4/20/2008	—	—	—	—
	527,500	180,500
Frank Luppino	—	13,000	—	12.36	12/14/2016	—	—	—	—
	—	13,000	—	10.51	1/26/2016	—	—	—	—
	12,500	37,500	—	8.71	2/10/2015	—	—	—	—
	22,500	7,500	—	9.22	12/18/2013	—	—	—	—
	15,000	5,000	—	3.92	6/9/2013	—	—	—	—
	15,000	5,000	—	1.05	1/13/2013	—	—	—	—
	15,000	—	—	6.16	9/13/2009	—	—	—	—
	80,000	81,000
Kevin W. Quinlan	—	13,000	—	12.36	12/14/2016	—	—	—	—
	—	6,500	—	10.51	1/26/2016	—	—	—	—
	18,750	56,250	—	11.24	7/11/2015	—	—	—	—
	18,750	75,750

(1)              Equity awards vest in four equal installments, with the first vesting date starting on the first anniversary of the grant date. The grant date of each equity awards is ten years prior to its expiration date.

Equity Awards Exercises and Stock Vested

The following table provides information regarding options exercised and vested, respectively, for the NEOs during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles H. Sherwood	—	—	—	—
Frank Luppino	31,000	331,729	—	—
Kevin W. Quinlan	—	—	—	—

Potential Payments Upon Termination or Change in Control

The NEOs have certain termination or change in control benefits described in the Compensation Discussion and Analysis section entitled “Agreements with Named Executive Officers.” The following table provides estimates of the potential payments and other post-termination benefits the NEOs would receive assuming their employment was terminated as of December 31, 2006:

Name	Benefits	Termination Without Cause	Termination Upon Change in Control(1)(2)	Death or Disability(1)
Charles H. Sherwood
President and Chief Executive Officer	Salary Continuation	$187,500	$375,000	$—
	Additional Cash Payment	—	375,000	—
	Equity Awards Vesting (value based on 12/29/06 share price)	—	696,480	696,480
	Health Care Benefits	7,008	15,528	—
		194,508	1,462,008	696,480
Frank Luppino
Vice President of Operations	Salary Continuation	—	203,000	—
	Additional Cash Payment	—	101,500	—
	Equity Awards Vesting (value based on 12/29/06 share price)	—	356,935	356,935
	Health Care Benefits	—	15,744	—
		—	677,179	356,935
Kevin W. Quinlan
Chief Financial Officer	Salary Continuation	112,000	224,000	—
	Additional Cash Payment	—	112,000	—
	Equity Awards Vesting (value based on 12/29/06 share price)	—	143,958	143,958
	Health Care Benefits	5,606	15,684	—
		$117,606	$495,642	$143,958

(1)           The indicated values for the accelerated vesting of stock options reflect the number of option shares which would vest on an accelerated basis, multiplied by the excess, if any, of the $13.27 closing price for the Company’s common stock as reported by NASDAQ on December 29, 2006 over the applicable exercise price for each option.

(2)           According to the terms of change in control agreements between the Company and each NEO, all payments otherwise due NEOs shall be reduced, if required, to the maximum amount which can be deducted by the Company by reason of the operation of Section 280G of the Internal Revenue Code.

Directors’ Compensation

For fiscal year 2006, each director who was not an employee of Anika Therapeutics received a director’s fee of $20,000. In addition, each non-employee director was paid $1,000 for each Board meeting or committee meeting attended in person or regular Board meetings attended telephonically and $500 for each special Board meeting or committee meeting attended telephonically. All non-employee directors were reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board. The Lead Director was entitled to an additional retainer of $10,000 in compensation for services as Lead Director. On January 26, 2006, each then current non-employee director was granted immediately exercisable stock appreciation rights to purchase 1,770 shares of Anika Therapeutics’ common stock under the Anika Therapeutics, Inc. 2003 Stock Option and Incentive Plan (the “2003 Plan”), at an exercise price of $10.51 per share, a value of approximately $10,000 based on a Black-Scholes analysis.

For fiscal year 2007, each non-employee director of Anika Therapeutics will receive a director’s fee of $20,000. In addition, each non-employee director will be paid $1,000 for each Board meeting or committee meeting attended in person or regular Board meetings attended telephonically and $500 for each special Board meeting or committee meeting attended telephonically. All non-employee directors will be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof. Directors serving on committees of the Board will receive no additional compensation for attending any committee meeting held in connection with a meeting of the Board. The Lead Director will be entitled to an additional retainer of $10,000 in compensation for services as Lead Director. On December 14, 2006, each then current non-employee director was granted immediately exercisable stock appreciation rights to purchase 1,540 shares of Anika Therapeutics’ common stock under the 2003 Plan in consideration for fiscal 2006 services, at an exercise price of $12.36 per share, a value of approximately $10,000 based on a Black-Scholes analysis.

In connection with his appointment to the Board of Directors, Mr. Moran was awarded a stock appreciation right under the 2003 Plan on December 14, 2006. The stock appreciation rights cover 4,500 shares of common stock of Anika Therapeutics and will be settled only in shares of Anika Therapeutics’ common stock at an exercise price of $12.36 per share, which was equal to the fair market value of a share of Anika Therapeutics’ common stock on December 14, 2006. The stock appreciation rights vest and become exercisable in four equal yearly installments beginning on December 14, 2007, and terminate on the tenth anniversary of the date of grant, unless earlier terminated as a result of termination of service.

The following table summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Joseph L. Bower	$38,000	—	$19,952	(1)	—	—	—	$57,952
Eugene A. Davidson, Ph.D	$26,000	—	$19,952	(1)	—	—	—	$45,952
Raymond J. Land	$28,000	—	$25,722	(1)(2)	—	—	—	$53,722
John C. Moran	$1,000	—	$10,322	(3)	—	—	—	$11,322
Harvey S. Sadow, Ph. D	$25,000	—	$9,935	(4)	—	—	—	$34,935
Steven E. Wheeler	$28,000	—	$19,952	(1)	—	—	—	$47,952

(1)           Includes (i) stock appreciation rights granted on January 26, 2006 to each then current non-employee director which were immediately exercisable for 1,770 shares, at an exercise price of $10.51 per share, and (ii) stock appreciation rights granted on December 14, 2006 to each then current non-employee director which were immediately exercisable for 1,540 shares, at an exercise price of $12.36 per share. The amounts shown represent the compensation costs of stock awards and stock options for financial reporting purposes for the year ended December 31, 2006 under FAS 123R, rather than an amount paid to or realized by the director. There can be no assurance that the FAS 123R amount will ever be realized. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2006.

(2)           In addition to the grants described in Footnote 1 above, Mr. Land also received 4,500 shares of stock appreciation rights upon his appointment to the Board of Directors on January 24, 2006. This award was granted at $10.50 per share and vests over four years in equal installments, starting on the first anniversary of the grant date.

(3)           Mr. Moran received the December 14, 2006 grant described in Footnote 1(ii) and 4,500 shares of stock appreciation rights upon his appointment to the Board of Directors on December 14, 2006. This award was granted at $12.36 per share and vests over four years in equal installments, starting on the first anniversary of the grant date.

(4)           Dr. Sadow retired in December 2006 and only received the January 26, 2006 grant described in Footnote 1(i) above.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Drs. Bower and Davidson and Mr. Wheeler. None of these individuals is or formerly was an officer or employee of the Company, nor have they engaged in any transactions involving the Company which would require disclosure as a transaction with a related person. There are no Compensation Committee interlocks between the Company and any other entity involving the Company’s or such entity’s executive officers or board members.

Stock Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on our common stock, based on the market price of our common stock with the total return of companies included within the NASDAQ Stock Market Index and a peer group of companies included within the NASDAQ Pharmaceutical Index for the period commencing on December 31, 2001 and ending on December 31, 2006. The calculation of total cumulative return assumes a $100 investment in the Anika Therapeutics’ common stock, the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Index on December 31, 2001, and the reinvestment of all dividends, of which none have been paid. The historical information set forth below is not necessarily indicative of future performance.

	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05	Dec-06
NASDAQ Biotechnology Market	$100	$55	$80	$85	$87	$88
NASDAQ US Market	100	68	103	112	113	124
Anika Therapeutics	100	99	974	915	1,169	1,327

AUDIT COMMITTEE REPORT

The following report of the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements. During the fiscal years 2003 through 2006, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP (“PwC”). The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website.

As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s financial reporting process, accounting policies, internal controls and disclosure controls and procedures. PwC is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee this process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and PwC the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect, has discussed with PwC its independence in relation to the Company and has considered the compatibility of non-audit services with such independence. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Anika Therapeutics’ audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Raymond J. Land, Chairperson	Joseph L. Bower	Steven E. Wheeler

THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT EXCEPT TO THE EXTENT THAT ANIKA THERAPEUTICS SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of PricewaterhouseCoopers LLP (“PwC”) has served as Anika Therapeutics’ principal independent auditor since the fiscal year 2002. A representative of PwC is expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Fees Paid to Anika Therapeutics’ Principal Independent Auditor

The following table summarizes the fees that Anika Therapeutics paid or accrued for audit and other services provided by its principal independent auditor for each of the last two fiscal years:

Fee Category	2006	2005
Audit fees	$459,000	$380,000
Tax fees	54,000	71,000
Total fees	$513,000	$451,000

For purposes of the preceding table:

•       Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports of Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years. For 2006 and 2005, audit fees also include the audit of (a) management’s assessment of internal control over financial reporting and (b) the effectiveness of internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002.

•       Tax fees consist of fees for tax compliance, tax advice and tax planning services for those fiscal years. Tax compliance services relate to preparation and review of original and amended tax returns, claims for refunds and tax payment-planning services. Tax studies, tax advice and tax planning services relate to miscellaneous items.

In considering the nature of the services provided by the principal independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Anika Therapeutics’ management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Under its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be provided by our principal independent auditor unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the Audit Committee approves the retention of the independent auditor to audit our financial statements, including the associated fee. The Audit Committee evaluates other known potential engagements of the independent auditor, including the scope of audit-related services, tax services and other services proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act of 1934, to the extent that rule was applicable. Since May 2003 each new engagement of PwC has been approved in advance by the Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION EXPENSES

All costs of solicitation of proxies will be borne by Anika Therapeutics. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone, e-mail, telegraph and facsimile. Anika Therapeutics may retain a proxy solicitation firm to assist in the solicitation of proxies for a fee plus reimbursement of expenses.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders must be received by Anika Therapeutics on or before December 27, 2007 in order to be considered for inclusion in our proxy statement. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be directed to: Secretary, Anika Therapeutics, Inc., 160 New Boston Street, Woburn, Massachusetts 01801. A stockholder who wishes to present a proposal at the next Annual Meeting of Stockholders, other than a proposal to be considered for inclusion in our proxy statement described above, must have the proposal delivered personally to or mailed to and received by the Secretary, Anika Therapeutics, Inc., 160 New Boston Street, Woburn, Massachusetts 01801. We must receive the proposal on or before March 26, 2008; provided, however, that such proposal shall not be required to be given more than 60 days prior to the Annual Meeting of Stockholders. The proposal must also comply with the other requirements contained in our Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting that the defective item of business shall be disregarded.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF ANIKA THERAPEUTICS’ ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2006, BY WRITING TO THE SECRETARY, ANIKA THERAPEUTICS, INC., 160 NEW BOSTON STREET, WOBURN, MASSACHUSETTS 01801.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARD.

ANNUAL MEETING OF STOCKHOLDERS OF
ANIKA THERAPEUTICS, INC.
Friday, June 1, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote “FOR” the Election of Directors. Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here ☒

1.                 ELECTION OF DIRECTORS: to serve as Class I Director for a term of three years.

Nominees:

☐               Raymond J. Land

☐               John C. Moran

☐               FOR ALL NOMINEES

☐               WITHHOLD AUTHORITY

FOR ALL NOMINEES

☐               FOR ALL EXCEPT

(See   instructions below)

(Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.                 In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES IN PROPOSAL 1.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Mark “X” here if you plan to attend the meeting. ☐

Signature of Stockholder ______________________ Date: ______________________

Signature of Stockholder ______________________ Date: ______________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANIKA THERAPEUTICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Friday, June 1, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and management’s proxy statement furnished herewith, revoking all prior proxies, hereby appoints Dr. Charles H. Sherwood and Mr. Kevin W. Quinlan, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Anika Therapeutics, Inc. (the “Company”) to be held at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts, on Friday, June 1, 2007, at 9:00 a.m., and at any adjournment or postponement thereof, with respect to the matters set forth on the reverse side. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the meeting. Attendance of the stockholder at the meeting or any adjournment or postponement thereof will not in and of itself constitute revocation of this proxy.

(Continued and to be signed on the reverse side)